UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8776 East Shea Blvd. Suite B3A-615 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(480) 968-0207
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Page - 1

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, principally in the sections entitled “Description of Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. You should be aware that the occurrence of the events described in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01                      Entry into a Material Definitive Agreement.

On August 2, 2010, Dynamic Ventures Corp. (the “Company”) entered into a share exchange agreement (the "Shares Exchange Agreement") with Bundled Builder Solutions Inc. (“Bundled Builder” or “BBSI”) whereby the Company obtained all of the issued and outstanding shares of Bundled Builder, in exchange for the issuance of 4,500,000 common shares of the Company. The transaction results in Bundled Builder becoming a wholly-owned subsidiary of the Company.

The shares of common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 2.01        Completion of Acquisition or Disposition of Assets

The Share Exchange

The Share Exchange

As described in Item 1.01 above, on August 2, 2010, the Company and its controlling shareholders entered into the Share Exchange Agreement with Bundled Builder and the Bundled Builder shareholders.  Upon the closing of the share exchange, each of the Bundled Builder shareholders exchanged their respective shares of Bundled Builder for shares of the Company's capital stock.  As a result, 4,500,000 shares of the Company’s common stock were issued to Bundled Builder shareholders and Bundled Builder became a wholly-owned subsidiary of the Company.

Page - 2

The Company shareholders immediately preceding the share exchange held 5,500,000 common shares of the Company's capital stock before giving effect to the stock issuances in the share exchange.  2,500,000 of such shares constitute the Company's "public float" prior to the share exchange and will continue to represent the shares of our capital stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or other exemption from registration under the Securities Act permits sales of the shares issued to the Bundled Builder shareholders, or a registration statement has been declared effective with respect to such shares.

As a result of the share exchange, Bundled Builder became a wholly-owned subsidiary of the Company and the Bundled Builder shareholders hold approximately 45% of the Company's outstanding capital stock.

Prior to the closing of the share exchange, there were no options or warrants to purchase shares of capital stock of the Company or Bundled Builder outstanding and neither the Company nor Bundled Builder had adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

The shares of the Company's capital stock issued to the Bundled Builder shareholders in connection with the share exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Bundled Builder or between the Company and any of Bundled Builder’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

Changes Resulting from the Share Exchange

The Company intends to carry on the business of Bundled Builder.  Bundled Builder was formed to provide construction services through the combination of trade contractors and management integrated into one organization.  The Company has relocated its executive offices to 8776 East Shea Blvd., Suite B3A-615, Scottsdale, Arizona, and its telephone number is (480) 968-0207.

Accounting Treatment; Change of Control

The share exchange is being accounted for as a "reverse acquisition," even though the Bundled Builder shareholders do not own a majority of the outstanding shares of the Company's capital stock immediately following the transaction.  However, the Board of Directors and management, after the exchange, are comprised of Bundled Builder’s management team.  Furthermore, the operations of Bundled Builder are the continuing operations of the Company, therefore, Bundled Builder is deemed to be the acquiror in the reverse acquisition. As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Bundled Builder and will be recorded at the historical cost basis of BBSI, and the consolidated financial statements after completion of the share exchange will include the assets and liabilities of the Company and Bundled Builder, historical operations of BBSI and operations of the Company from the closing date of the share exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Company capital stock pursuant to the share exchange, a change in control of the Company occurred on the date of the consummation of the transaction.  The Company will continue to be a "smaller reporting company," as defined under the Exchange Act, following the share exchange.

Page - 3

Information about the Company

We were incorporated in Delaware on December 22, 2008.  We initially intended to engage in the manufacturing and distribution of a non-powered toothbrush with longitudinal to lateral motion conversion.  However and as a result of the share exchange, the Company now intends to carry on the business of Bundled Builder as the primary business.

Description of Our New Business

Unless otherwise indicated, the following information relates specifically to the business and operations of Bundled Builder.

Bundled Builder was incorporated on August 29, 2008 under the laws of the state of Delaware.  Bundled Builder provides construction services through the combination of trade contractors and management integrated into one consolidated organization.  On March 31, 2010, Bundle Builder acquired Floor Art, LLC (“Floor Art") and Builder Design Center, LLC (“BDC”) in an asset purchase transaction.  These companies have common ownership and all significant intercompany accounts and transactions have been eliminated in presenting the consolidated results.  Floor Art’s primary business is installation of flooring.  BDC develops software for use by builders and designers.  Both subsidiaries have been in business for over five years.

Additionally, Bundled Builder provides construction management services to Native American communities in the Southwestern United States through a contract with a Native American owned company, Tribal Building Solutions, LLC.  There is no common ownership between the Company and Tribal Building Solutions, LLC.  This contract relationship began in September of 2009.

Bundled Builder also provides construction management for structured insulated panels’ construction ("SIPS") for commercial projects throughout the United States through its subsidiary, EZ Build Systems, LLC (“EZ Systems") which was formed in August of 2010.

Opportunity

Current business models for project management and construction companies can be improved with a better system.  Segregation of building activities by each trade causes scheduling delays and personnel inefficiencies.  Segregating trade companies by commercial trades versus residential trades causes boom or bust cycles depending upon market conditions since commercial and residential construction often run counter cyclical to each other.

BBSI’s business model is to be a single source solution for projects.  We develop bundles of related trade activities under one management to provide a better system.  Bundled building means combining several construction trade activities into one group based on inter related functions and installation sequences.  For example, Floor Art provides finishes for houses and commercial buildings including flooring, tile, counter tops, and bath surrounds.

Since all trades are working for the same company, we believe communications are improved and scheduling delays are reduced.  Cross training of personnel increases efficiencies among trade activities and reduces overall construction time.

Page - 4

BBSI provides construction management staffing for companies that wish to outsource activities previously performed by full time construction departments.  This applies to building companies who have reduced their staffs and developers who need projects built out.

Each bundle such as Floor Art can operate in both residential and commercial construction.  Each bundle is capable of doing remodels or new builds or construction.  This flexibility reduces market risk caused by different activity levels of different construction sectors.

BBSI also provides structured, insulated panels ("SIPS") for building shells on commercial projects.  In addition to shells, BBSI also partners with general contractors to provide complete build outs for commercial buildings.

Strategic Synergies

The combination of bundled trades with SIPS increases business in both commercial and residential contracting through several synergies:

•	BBSI becomes the general contractor on several build out projects using the SIPS system which allows the company to keep margins currently paid to outside contractors.
•	BBSI trade contractors can work on commercial and residential projects which is expected to add additional profit which was previously paid to outside trade contractors.
•	BBSI can use the SIPS system on housing projects. Combining the SIPS system with BBSI allows housing projects to be built in more remote areas which serves the Native American market.
•	Using one central corporate support team allows the BBSI and SIPS marketing teams to focus attention on sales which we believe result in significantly higher sales prospects.

Sips Panel Systems

The primary marketing advantage of SIPS is reduced construction time combined with energy efficient materials at comparable costs of conventional building.  BBSI’s management team has several years of experience in commercial construction. We believe combining this experience with SIPS sales allows BBSI to become a preferred build out contractor for developers using the SIPS system.

BBSI Native American Housing

BBSI has an ongoing agreement with Tribal Building Solutions ("TBS") to manage construction in Native American communities.  TBS, which is partially owned by Native Americans, procures construction contracts with tribes.  BBSI provides project management services including design, construction, land development and training of local labor.  Fees for BBSI are estimated to range from 5% to 10% of construction costs.

Currently, BBSI is managing a housing project and a commercial building project on the Jicarilla Nation in New Mexico, which began in 2010.  BBSI has completed a pilot project of five houses.  This project was completed under budget and under schedule in the harsh winter months in northern New Mexico.  The Jicarilla are very satisfied with the TBS/BBSI relationship and have indicated future projects will be awarded based on this established relationship.

Teaming up with TBS gives BBSI a Native American entrée to a significant housing market that has always been underserved.  There are dozens of tribes in the Southwest in need of 25 to 75 houses per year.  Traditional building by local labor has proven to be too slow with too many quality control issues.  Attempts to have non-Native American builders construct houses has been inconsistent due to communication problems.  TBS and BBSI combine to provide an experienced homebuilder with Native American connections.

Page - 5

Additionally, this market has several distinct advantages over building housing in traditional markets:

•	Tribes are the only clients for each community which eliminates usual buyer risks like mortgage qualifications, cancellations, and specs.
•	Little or no cash is required as building funds are pre-committed by tribes.
•	Pent up demand for housing is strong.

As BBSI develops or acquires trades for the bundled builder solutions, it can provide direct construction and SIPS shells as well as project management for these projects.  This should create synergies and increase the number of profit generators from each project as well as economies of scale which spread overhead.

Bundled Builder Solutions

Bundled building means combining several construction trade activities into one group based on inter related functions and installation sequences.  For example, the foundation bundle consists of final lot grading, utility connections, concrete slab, and plumbing, since this forms the proper foundation of a house.

Benefits to users of bundled systems:

•	Lower overhead since builders only contract with 5 or 6 trade centers instead of as many as 35 separate companies.
•	Better scheduling since related trade activities are under one supervisor.
•
Higher returns on banks’ Real Estate Owned property as they can now finish partially built units and build new units on lots without having to discount them to builders.  They can add costs that normally would have gone to builder’s overhead and profit back to the value of their property.

Benefits for BBSI:

•	Increased market penetration as each successfully engaged bundle can lead to the user engaging additional bundled activities.
•	Increased market share as lenders and other non-builder land owners can have product completed on their property.
•	Higher personnel efficiencies as employees are cross trained in each function within the bundle.
•	Increased synergies as bundled activities can be used in both commercial and residential projects.
•	Market resiliency as bundles can be shifted from weak market segments to growing market segments.
•	Increased profits as mark ups on several trade activities are accumulated while overhead costs are spread by economies of scale.
•	Bundled businesses will continue current operations in addition to new bundled business which adds a continuing revenue and profit streams.

BBSI already has one trade bundle, Floor Art, in operation to install flooring and surfaces on single family homes.  As residential construction increases over the next three years, BBSI will acquire trades or develop trades in house to establish additional bundles for the construction process in both residential and commercial construction.

Conclusion

BBSI’s bundled builder approach including the SIPS panel system address weaknesses in the construction industry with a new construction management approach.  The combination is expected to allow BBSI to:

•	generate market share
•	increase scheduling efficiencies
•	increase market flexibility
•	generate profits from multiple profit centers during the construction process.

Page - 6

Industry and Market Data

The U.S. non-residential construction industry, according to McGraw Hill Construction, is a $200 billion industry.  “Total non-residential industry sales in the United States were $208 Billion in 2008 and $144 Billion in 2009.  This includes commercial buildings, healthcare facilities, public buildings, transportation terminals, stores, hotels, offices, educational facilities, religious institutions, amusement facilities and warehouses.  Within this industry, EZ-Systems focuses on the Light Commercial Construction market (any commercial building that is 5 stories high or less). This market (according to NAHB’s National Commercial Builders Council; Appendix A) is a $50 billion a year industry.

The "Green" light commercial building segment of the industry in which EZ-Systems operates is growing rapidly.  It is estimated that by 2015, Green buildings will make up about half of the non-residential building stock, up from about 15% currently (according to Good Energies Inc. article).

The SIPS industry has only captured a small percentage of the overall market (1% of total construction market including residential and only 1500 commercial buildings were built in 2008 using SIPs.  Commercial SIPS account for 32% of all SIPS construction.* SIPA news release May 28, 2009).

Information at the Native American Procurement conference held in August of 2010, states that the Navajo Nation has $215M development plan over the next five years.  The Jicarilla Apache Nation has a five year development plan totaling $130M.

Employees

BBSI has ten full time employees.

Corporate Offices

The Company is located at 8776 East Shea Blvd., Suite B3A-615, Scottsdale, Arizona,
Risk Factors

Our business and an investment in our securities are subject to a variety of risks.  The following risk factors describe the most significant events, facts or circumstances that we believe could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities.  Many of these events are outside of our control.  The risks described below are not the only ones facing our Company.  Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case investors in our securities could lose all or part of their investment.

Page - 7

Risks Related to Our Business

The continuation or intensification of the recent economic downturn and limitations on the availability of financing may adversely impact our business, the businesses of our customers and our potential sources of capital financing.

Our SIPS panel system is marketed to owners developing commercial projects.  Most of these projects rely on bank financing.  Any curtailment in the availability of financing to our commercial customers could reduce or delay the number of projects built.  Our Bundled Builder solution is marketed to land owners, homebuilders, and banks with real estate owned property.  The growth of our business with these customers could be limited by their ability to obtain project financing.

Non-performance by our suppliers may adversely affect our operations by delaying deliveries, which may negatively affect demand, sales and profitability.

We purchase SIPS panels from suppliers throughout the United States. We would be materially and adversely affected by the failure of our suppliers to perform as expected. We could experience delivery delays or failures caused by production issues or delivery of non-conforming products if our suppliers failed to perform, and we also face these risks in the event any of our suppliers becomes insolvent or bankrupt.

We may be subject to product liability and warranty claims.

Although we obtain insurance and provide warranty reserves, claims in excess of these coverages may increase the costs of doing business and adversely affect our financial condition and liquidity.

Our Native American Housing revenues come from one customer.

This exposes us to risks of substantial losses if we lose this customer or are unable to sufficiently expand our Native American customer base to minimize the impact of this customer. We have an ongoing marketing relationship with a Native American owned company to expand our customer base and currently believe that going forward the impact of this existing customer will be lessened.

We do not believe that the loss of these customers would adversely affect our business.  Customers in Native American Housing and the SIPS business make progress deposits in advance of work beginning and carry no receivables.

Risks Related to the Shares

The market price of our securities may be volatile, which could cause the value of your investment to decline.

Many factors could cause the market price of our securities to rise and fall, including the following:

•	variations in our or our competitors’ actual or anticipated operating results;
•	variations in our or our competitors’ growth rates;
•	recruitment or departure of key personnel;
•	changes in the estimates of our operating performance or changes in recommendations by any securities analyst that follows our stock; or
•	substantial sales of our securities;

Page - 8

Market volatility, as well as general economic, market or potential conditions, could reduce the market price of our securities in spite of our operating performance.

There is currently no liquid trading market for the Company’s Common Stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s Common Stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol DYNVE.OB.  Although our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”), we cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock has historically been sporadically traded on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on our stock price. We cannot provide assurances that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital. As a result, purchasers of the Company’s Common Stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Future sales of shares of our securities by our shareholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our securities or the availability of shares of securities for sale will have on the market price prevailing from time to time.  If our shareholders sell substantial amounts of our securities in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our securities could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of securities issued in the share exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our securities.

Management's Discussion and Analysis of Financial Condition
And Results Of Operations

Company Overview

Dynamic was incorporated in Delaware on December 22, 2008.  We initially intended to engage in the manufacturing and distribution of a non-powered toothbrush with longitudinal to lateral motion conversion.  However, and as a result of, the share exchange, the Company intends to carry on the business of Bundled Builder as the primary business.

Page - 9

On August 2, 2010, the Company and its controlling shareholders entered into the Share Exchange Agreement with Bundled Builder and the Bundled Builder shareholders.  Upon the closing of the share exchange, each of the Bundled Builder shareholders exchanged their respective shares of Bundled Builder for shares of the Company's capital stock.  As a result, 4,500,000 shares of the Company’s common stock were issued to Bundled Builder shareholders and Bundled Builder became a wholly-owned subsidiary of the Company.

Bundled Builder was incorporated on August 29, 2008 under the laws of the state of Delaware.  Bundled Builder was formed to provide outsource management solutions.  In addition to suggested solutions, we are a one source solution implementation company providing construction services through the combination of trade contractors and management integrated into one organization, project financing sources, and green, energy efficient building systems.  It acquired Floor Art and BDC in an asset purchase transaction effective March 31, 2010.  These companies have common ownership and all significant intercompany accounts and transactions have been eliminated in presenting the consolidated results.  Floor Art’s primary business is installation of flooring.  BDC develops software for use by builders and designers.  Both subsidiaries have been in business for over five years.

Additionally, Bundled Builder provides construction management services to Native American communities in the Southwestern United States through a contract with a native owned company, Tribal Building Solutions, LLC.  Construction management includes design, build, energy efficiency, and finance solutions.  There is no common ownership between the Company and Tribal Building Solutions, LLC.  This contract relationship began in September of 2009.

Bundled Builder also provides green, energy building systems and construction management for commercial projects using structured insulated panels (“SIPS”) throughout the United States through its subsidiary, EZ Build Systems, LLC ("EZ Systems") which was formed in August of 2010.  The insulated, wood panels, consisting of two sheets of plywood surrounding a hard foam insulation center are engineered to be manufactured offsite and assembled into a building’s shell at the project site.  The Company manages all aspects of projects including design and construction.

Operating Results for Six Months Ended June 30, 2010 versus June 30 , 2009.

The operating results are compared for operations of Bundled Builder since prior to the Share Exchange Agreement, Dynamic was a development stage company with no operations.  Dynamic had expenses of $2,018 and $25,788 for the six months ended June 30, 2009 and 2010, respectively.

After the Share Exchange Agreement, Bundled Builder became the primary operating company.

For the six months ended June 30, 2010 Bundled Builder had sales of $1,697,852, gross margin  of  $398,371 ( 23% ), expenses of $338,715 and income from continuing operations of $60,394.

Result for the comparable six months ended June 30, 2009, were sales of $1,368,963, gross margin of $339,501 (25%), expenses of $714,739 and a loss from continuing operations of $375,238.  These results and changes from 2009 to 2010 are primarily from operations of the flooring company, Floor Art, LLC, which was focused in the homebuilding market for this time period.

For the first six months, sales increased in 2010 over 2009, due to a push by homebuilders at the end of 2009 to take advantage of the Federal tax credit.  This year end push overflowed into the first half of 2010.  Margins remained constant over the two periods, however, expenses were reduced considerably in 2010, reversing the 2009 loss and making a profit of $60,394 for the period.  Expense reductions were the result of reduced payroll and reduced occupancy costs Bundled Builder relocated to more efficient office space.

Page - 10

Results from the Native American projects did not begin until August of 2010, and results from the SIPS panel business will not be reflected until fourth quarter 2010 when construction on the Bossier, LA hotel begins.  These two areas of the Company’s business model are expected to add significantly more operating revenues and income in 2011.

Operating Results for Year December 31, 2009 versus December 31 , 2008.

The operating results are compared for operations of Bundled Builder since prior to the Share Exchange Agreement, Dynamic was a development stage company with no operations.  Dynamic had expenses of $33,347 and $nil for the years ended December 31, 2009 and 2008, respectively.

After the Share Exchange Agreement, Bundled Builder became the primary operating company.

For the year ended December 31, 2009 Bundled Builder had sales of $3,570,550, gross margin  of  $862,509 ( 24% ), expenses of $1,194,980 and loss from continuing operations of $332,471.

Result for the comparable year ended December 31, 2008, were sales of $5,977,108, gross margin of $1,715,110 (29%), expenses of $2,066,227 and a loss from continuing operations of $351,117.  These results and changes from 2009 to 2010 are primarily from operations of the flooring company, Floor Art, LLC, which was focused in the homebuilding market for this time period.

Sales decreased in 2009 over 2008 due to the significant decline in the new homebuilding market.   Margins declined in 2009 versus 2008 due to pricing pressures that evolve during a declining market. Expenses were reduced $871,247 in 2009 from 2008. Reductions were the result of reduced payroll due to reduced sales activity.

Cash increased in 2009 by $60,881 as a result of cash used by operating activities of $30,943, cash used in investing activities of $3,176, and cash provided by financing activities of $95,000.  The 2009 net loss of $326,312 was offset by non-cash items included in the loss of $130,267 and reductions in accounts receivable and contracts in process due to the decline in business volume discussed above.

Cash decreased in 2008 by $306,360 as a result of cash used by operating activities of $400,590, cash used in investing activities of $110,070, and cash provided by financing activities of $204,300.  The 2008 net loss of $465,707 was reduced by non-cash items included in the loss of $212,322.  This reduction was offset by increases in accounts receivable due to the higher sales volume discussed above.

Liquidity and Capital Resources

Cash decreased for the six months ended June 30, 2010 by $127,901 as a result of cash used by operating activities of $27,904, cash used in investing activities of $150,000, and cash provided by financing activities of $50,000.  The 2009 net income of $60,394 was offset by increases in accounts receivable and contracts in process due to increase in sales discussed above.

Cash decreased for the period ending June 30, 2010 by $127,901 vs. a decrease of $41,638 for the period ending June 30, 2009. Cash generated from income for the period ending June 30, 2010, was offset by uses of cash for increases in accounts receivable and contracts in process.  These increases were due to the increase in sales for the first half of 2010 discussed above.  Cash used due to the operating loss of $375,238 for the six months ended June 30, 2009, was offset by sources of cash from decreases in accounts receivable and increases in accounts payable.

Cash decreased for the six months ended June 30, 2009 by $41,638 as a result of cash used by operating activities of $123,262 offset by cash provided by financing activities of $81,623.  The six months net loss of $342,277 was reduced by decreases in accounts receivable, increases in accounts payable, and cash provided by financing activities.

Our balance sheet as of September 30, 2010 reflects cash in the amount of $240,416.  Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.  The net loss for the nine months ended September 30, 2010 amounted to $47,528.

We expect to incur a minimum of $1,000,000 in expenses during the next twelve months of operations.  Management believes we have sufficient sales in process and business in the pipeline to meet these expenses.  Should these sales projections not materialize, we will have to raise the funds to pay for these expenses. We might do so through a private offering.  We potentially will have to issue debt or equity securities and / or enter into a strategic arrangement with a third party.There can be no assurance that we will be able to raise these funds on terms acceptable to us, if at all.

Page - 11

Proforma Operating Results

Contract revenues increased from $2,277,370 to $2,662,487 for nine months ended September 2009 to nine months ended September 30, 2010.  Contract revenues increased slightly over the three month periods ending September 30, 2009 and 2010 respectively from $908,408 to $964,525.  The swing in sales is due to the increased homebuilding starts in the Phoenix, Arizona market for the beginning of 2010 followed by a steep decrease in starts in the third quarter of 2010.  The decrease in sales of the flooring operation due to decreased housing starts were offset by increased revenues in the Native American housing operation.

Cost of contract revenues increased from $1,709,117 to $2,164,837 for nine months ended September 2009 to nine months ended September 30, 2010.  Cost of contract revenues increased over the three month periods ending September 30, 2009 and 2010 respectively from $679,655 to $865,346.  As a percent of contract revenues the costs of contract revenues increased from 75% to 82% for the nine months ended September 30, 2009 versus September 30, 2010.  Costs of contract revenues increased from 75% to 89% over the respective three month periods ending September 30, 2009 versus 2010.  The increase costs and related decrease in gross profit is the result of increasing pricing pressures throughout 2010.

Operating expenses decreased from $1,023,329 to $549,033 for nine months ended September 2009 to nine months ended September 30, 2010.  Operating expenses decreased from $306,572 to $184,529 for three months ended September 2009 to three months ended September 30, 2010.  The decreases were a result of payroll decreases and reduction in office rent and occupancy costs.

These results and changes from 2009 to 2010 are primarily from operations of the flooring company, Floor Art, LLC, which was focused in the homebuilding market for this time period.  Results from the Native American projects did not begin until August of 2010, and results from the SIPS panel business will not be reflected until fourth quarter 2010 when construction on the Bossier, LA hotel begins.  These two segments of the Company’s business model are expected to add significantly more operating revenues and income in 2011.

Page - 12

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Security Ownership of Certain Beneficial Owners

Class	Name and Address	Amount of Ownership	Percent of Class

Common Stock	CEDE & Co PO Box #20 Bowling Green Station New York, NY 1004	2,200,000	22%

Common Stock	DMEB Investments LLC 8776 E Shea Blvd. Suite B3A – 615 Scottsdale, AZ 85260	2,794,500	28%

Common Stock	K4K Holdings Inc. 7519 N 12th Ave. Phoenix, AZ 85021	1,113,750	11%

Common Stock	21829251 Ontario Inc. 455 Seaman St. 2nd Floor Stoney Creek, ON L8E 2R2	3,000,000	30%

Security Ownership of Management
Class	Name and Address	Amount of Ownership	Percent of Class

Common Stock	DMEB Investments LLC 8776 E Shea Blvd. Suite B3A – 615 Scottsdale, AZ 85260 David C. Brown, Director, Executive Vice President	2,794,500	28%

Common Stock	K4K Holdings Inc. 7519 N 12th Ave. Phoenix, AZ 85021 Paul Kalkbrenner, Director, CEO	1,113,750	11%

Common Stock	21829251 Ontario Inc. 455 Seaman St. 2nd Floor Stoney Creek, ON L8E 2R2 Al Cain, Director	3,000,000	30%
		90,000	0.9%
Common Stock	Mark C. Summers 1407 E. Commodore Pl. Tempe, AZ 85283 CFO

Page - 13

Description of Securities

The following description of the Registrant’s authorized capital stock is a summary and is qualified in its entirety by the provisions of the Registrant’s Articles of Incorporation, as amended, which have been filed as exhibits to this Current Report on Form 8-K.

Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of September 30, 2010, 50,000,000 (originally 10,000,000 shares adjusted for a 5:1 stock split) shares are issued and outstanding.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Our Preferred Stock

 We are not authorized to issue shares of preferred stock.

Market for Common Equity and Related Shareholder Matters

Our securities are listed for trading on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (“OTC Bulletin Board”) as DYNV. However, on or about November 26, 2010, due to our inability to timely file our Form 10-Q for the quarter ended September 30, 2010, our symbol temporally was changed to DYNVE.OB. We expect to have the "E" removed upon filing of our Form 10-Q.

Holders

As of November 9, 2010, there were 50,000,000(originally 10,000,000 shares adjusted for a 5:1 stock split) shares of common stock issued and outstanding, which were held by 16 stockholders of record.

Dividend Policy

The Company declared a 5:1 stock dividend on October 14, 2010 to stockholders of record on November 9, 2010.  The issuance date for each share issued as a stock dividend will be deemed to be the same as the issuance date of their counterpart shares in respect of which they were issued.  Likewise, the shares issued as a stock dividend will carry the same restrictions as to trading, if any, as their counterpart shares in respect of which they were issued. After the stock split there will be 50,000,000 shares issued and outstanding. All per share amounts have been restated in this 8-K to reflect stock for the dividends.

Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Page - 14

Securities Authorized Under Equity Compensation Plans

We currently have no equity compensation plans.

Certain Relationships and Related Transactions

Dave Brown, director and officer of the Company, was the majority owner of Floor Art, LLC and Builder Design Center, LLC at December 31, 2009.  As of December 31, 2009, he had loaned Floor Art, LLC and Builder Design Center, LLC $544,700.  The loans were due December 31, 2018 and bear interest at 3%.  Accrued interest incurred was $248,507.  As of December 31, 2009, he has forgiven the entire amount due, which is reflected as a capital contribution.  As a result of the acquisition of Floor Art, LLC and Builder Design Center, LLC by the Company on March 31, 2010, the Company owes Dave Brown for assets acquired in excess of liabilities assumed and for cash advanced to the Company for operations totaling $453,141.  The balance due as of September 30, 2010 is $283,547.

In August of 2010, the Company entered into a consulting agreement with JENAL Consulting, Inc. to provide the company with marketing of the SIPS panel construction system.  The owner of JENAL is the wife of Al Cain, director.  The contract calls for payments of $16,666 monthly plus out of pocket expenses.
Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer, or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The company’s property is not the subject of any pending legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Paul Kalkbrenner, CEO, Director

Paul has over 30 years of leadership experience in the new home construction industry and a demonstrated record of success as an entrepreneur.  He was founder and President/CEO of Execution, Inc. a company focused on effective jobsite organization and communication.  The company makes a difference through the practical application of quality assurance principles.  Prior to starting his own firm, Kalkbrenner was a partner in Integrated Stucco, LLC.  He grew the company to over $52 million in sales within the first six months of opening the doors.  As personnel increased from 24 to over 700 craftsmen, an offer to purchase the company was accepted and Paul took the position of Executive Vice President/ General Manager for the subsequent 12 month transition period.  Before forming Integrated Stucco, Paul served as the Vice President of Construction for Shea Homes Arizona, one of the largest builders in Phoenix.  He joined Shea in 1992 as a superintendent and moved into the position of Trade and Training Advisor in 1994.  He was promoted to Vice President of Construction in 1999.  Under his leadership through 2004, Shea built over 7,800 homes producing revenues close to $2 billion.  The capstone of his career at Shea was his role in helping execute the smooth integration process when Shea acquired UDC Homes in the late 1990’s.

Page - 15

David C. Brown, COO, Director

Dave is COO and Founder of Dave Brown Development.  He has over twenty years of experience in the housing industry.  He launched and ran several entrepreneurial ventures.  Coming from the family of a well respected Phoenix production builder, Dave grew up actively involved in the business.  After receiving a B.A. in Business Administration from Loyola Marymount University in Los Angeles, CA, Dave joined the family business and spent the next five years building his construction knowledge.  During his tenure there, he expanded the company’s Design Center operation, achieving a 50% increase in net profit.  In 1994, he founded Floor Art, a flooring installation and product reseller.  In 2007, Floor Art received a silver National Homebuilders Association quality award for excellence, one of only two silvers awarded that year.  Floor Art is the smallest firm to ever receive this recognition.  In its third year of operation, Floor Art doubled revenues through an acquisition strategy.  Subsequent acquisitions have given Floor Art and estimated 10%-15% increase in revenues, and introduction into the commercial market, and another anticipated increase of 500% in future revenues.  These positioned Floor Art to move forward despite tight economic conditions building on its reputation for quality and innovative management.  Other entrepreneurial ventures for Dave include a software development company providing solutions to production homebuilders and the construction industry.  His newest venture is the formation of a publishing company that creates magazines and online resources focusing on the builder design center business.

Al Cain, Director

Al founded EZ-Build Systems, Inc. in 2001 and has been key in orchestrating growth by building critical relationships with customers and vendors to assure the Company’s continued viability.  Before joining EZ-Build, Al worked in the financial services industry as a regional manager and had success in growing his own financial services business through the development of a strong team and customer portfolio.  He has an entrepreneurial background in the manufacturing and retail fields that focused on finishing products for the residential market.  Prior to that, Al started a landscape maintenance and construction company that became on e of the largest landscaping companies in the Southern Ontario over a 14 year period.  Al has an Industrial Engineer background from Mohawk College and Ryerson Polytech University along with a Graphic Arts and Printing background from Hallmark Cards and Rochester Institute of Technology.

Mark Summers, CFO

Mark Summers has over 35 years of financial management and operations management experienced in the homebuilding industry.  At Knoell Homes he served as executive vice president and CFO over the course of 16 years.  During the last seven years at Knoell he served as both CFO and COO.  He also negotiated and implemented the sale of Knoell Homes to Shea Homes in 1989.  Summers joined the team at Shea Homes as an executive vice president and developed the strategic plan for Shea’s successful entry into the Phoenix market.  In his most recent position, he served s COO and CFO for Zacher Homes.  In this role he hired and managed the team that moved the firm from $8 million in sales to $95 million.  Along with receiving his MBA from Arizona State University in 1993, Mr. Summers has taught coursed in business management of homebuilding companies at ASU and the Central Arizona Homebuilders Association.

Family Relationships

There are no family relationships among our directors or officers.

Page - 16

Indemnification of Officers and Directors

Right to Indemnification

The Company, to the fullest extent permitted or required by the General Corporation Law of Delaware or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines, taxes, penalties (including, without limitation, ERISA excise taxes or penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a person with respect to a Proceeding that was commenced by such person unless: (a) such indemnification is expressly required to be made by law, (b) the Proceeding was authorized by the Board of Directors of the Company, (c) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company by the General Corporation Law of Delaware, (d) such indemnification is required to be made under Section 4(d)(iv) of this Article IX, or (e) the Proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(e) of this Article IX). Any person entitled to indemnification as provided in this Section 1 is hereinafter called an “Indemnitee.”  The right to indemnification conferred under this Section 1 shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding in advance of the final disposition of such Proceeding (hereinafter “Advancement of Expenses”), in accordance with the procedures set forth in this Article IX and consistent with the provisions of the General Corporation Law of Delaware or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader rights to Advancement of Expenses than such law permitted the Company to provide prior to such amendment). The rights of any Indemnitee to indemnification (including Advancement of Expenses) conferred under this Section 1, and all other rights of Indemnitees under this Article IX, shall be contract rights of the Indemnitee and cannot be retroactively amended to adversely alter or affect the rights of an Indemnitee arising in connection with any act, omission, service, involvement, transaction, or event (or any pattern or series of any of the foregoing), as to which any material element occurred prior to such amendment.

Executive Compensation

No compensation was paid during the last 2 fiscal years ending December 31, 2009, to any officer of the Company.

Currently there is no compensation for directors.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On August 2, 2010, the Company and its controlling shareholders entered into the Share Exchange Agreement with Bundled Builder and the Bundled Builder shareholders.  Upon the closing of the share exchange, each of the Bundled Builder shareholders exchanged their respective shares of Bundled Builder for shares of the Company's capital stock.  As a result, 4,500,000 shares of the Company’s common stock were issued to Bundled Builder shareholders and Bundled Builder became a wholly-owned subsidiary of the Company.

Page - 17

The shares of the Company's capital stock issued to the Bundled Builder shareholders in connection with the share exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Bundled Builder or between the Company and any of Bundled Builder’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Previous Independent Registered Public Accounting Firm.

On November 9, 2010, Dynamic Ventures Corp. (the "Company") dismissed its independent registered public accounting firm, Alan Weinberg, CPA (the “Former Accountant”). The Company's decision to dismiss the Former Accountant was approved by its Board of Directors on November 9, 2010.

The report of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained a going concern qualification in the opinion. The report was not qualified or modified as to audit scope or accounting principles. There have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company’s financial statements, during the Company’s two most recent fiscal years through the date of dismissal.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

Effective November 9, 2010 the Company engaged Hein & Associates LLP (“Hein”) to serve as the Company’s new independent registered public accounting firm. The engagement of Hein as the Company’s new independent registered public accounting firm was approved by the Company’s Board of Directors. Neither the Company, nor anyone on its behalf, consulted Hein during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of Hein regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

On August 2, 2010, Dynamic Ventures Corp. (the “Company”) entered into a share exchange agreement with Bundled Builder Solutions Inc. (“Bundled Builder”) whereby the Company obtained all of the issued and outstanding shares of Bundled Builder, in exchange for the issuance of 4,500,000 common shares of the Company.  The transaction results in Bundled Builder becoming a wholly-owned subsidiary of the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 2, 2010, the Company received a resignation notice from Asher Atiah from all of his positions with the Company, including President, CEO, Principal Executive Officer and as Director.  Mr. Atiah’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 2, 2010, the Company received a resignation notice from Joseph Silver from all of his positions with the Company, including Secretary, Treasurer, Principal Financial and Accounting Officer and Director.  Mr. Silver’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 2, 2010, the Company appointed Paul Kalkbrenner as its new President, CEO, Principal Executive Officer and as Director.

From October 2008 until present, Mr. Kalkbrenner has served as the President and C.E.O. of Bundled Builder Solutions, Inc.  From January 2007 until October 2008, Mr. Kalkbrenner served as the president of Execution, Inc., a company focused on effective jobsite organization and communication.  From June 2004 until December 2006, Mr. Kalkbrenner was a partner in Integrated Stucco, LLC where he helped grow the company to over $52 million in sales within the first six months of opening.

On August 2, 2010, the Company appointed Mark Summers as its new CFO, Principal Accounting Officer and Treasurer.

Mark Summers has over 35 years of financial management and operations management experience in the homebuilding industry.  Since January 2009, Mr. Summers has been the CFO of Bundled Builder Solutions, Inc.  From November 2007 until January 2009 Mr. Summers owned his own consulting practice.  From 2003 until 2007, Mr. Summers was the CFO and COO of Zacher Construction, Inc.

Page - 18

On August 2, 2010, the Company appointed Dave Brown as its new Secretary and Director.

From 1994 to the present Mr. Brown has founded and operated Floor Art, a flooring installation and service provider to the residential building community.  Mr. Brown is also the founder of a software development company that provides solutions to production homebuilders.  His latest project, Builder Design Center Magazine, with a circulation of over 10,000, is a trade publication targeting the design center construction market.  Mr. Brown received a B.A. in Business Administration from Loyola Marymount University.  Mr. Brown has twenty three years of real estate experience, nineteen years of builder design center experience and sixteen years of construction trade experience.

On August 2, 2010, the Company appointed Al Cain to its Board of Directors.

Since 2001, Mr. Cain has been employed at EZ-Build Systems, Inc, a company that he founded.  Before joining EZ-Build, Mr. Cain worked in the financial services industry as a regional manager and had success in growing his own financial services business through the development of a strong team and customer portfolio.  He has an entrepreneurial background in the manufacturing and retail fields which focused on finishing products for the residential market.  Mr. Cain has an Industrial Engineer background from Mohawk College and Ryerson Polytech University along with a Graphic Arts and Printing background from Hallmark Cards and Rochester Institute of Technology.

Messrs. Kalkbrenner, Summers, Brown and Cain will serve as the Company’s Directors and officers until their duly elected successor is appointed or they resign.  There are no arrangements or understandings between them and any other person pursuant to which they were selected as officers or directors.  There are no family relationships between Messrs. Kalkbrenner, Summers, Brown and Cain and any of the Company’s officers or directors.  Messrs. Kalkbrenner, Summers, Brown and Cain have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS; CHANGE IN FISCAL YEAR.

None.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As explained more fully in Item 1.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the share exchange.  As a result of the share exchange, Bundled Builder became our wholly owned subsidiary and Bundled Builder’s wholly owned subsidiary.  Consequently, we believe that this exchange transaction was a combination which caused us to cease to be a shell company.  For information about the combination, please see the information set forth above under Item 1.01 and 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Bundled Builders as of December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of Bundled Builders as of June 30, 2010 and 2009 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

Page - 19

(b)	PRO FORMA FINANCIAL INFORMATION.

Pro forma financial information showing the effects of the acquisition are filed herewith.

(c)	SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	EXHIBITS

Exhibit No.	Description
10	Share Exchange Agreement Included
99.2	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Income. Included

Financial Exhibits Beginning on Page 39

 Bundled Builder Solutions, Inc.
Balance Sheets as of June 30, 2010 and December 31, 2009,
Statements of Operations and Cash Flows for the
for the Periods Ended June 30, 2009 and 2010, and
Statements of Equity for the Period Ended June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Date: December 2, 2010	By:	/s/ Paul Kalkbrenner
Paul Kalkbrenner, CEO

Page - 20

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the stock exchange between Bundled Builder and Dynamic for the six months ended June 30, 2010, and year ended December 31, 2009.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) The pro forma condensed consolidated financial statements are based on the estimates and assumptions included in these notes and include adjustments necessary for presentation of the Bundled Builder and Dynamic stock exchange agreement in accordance with US GAAP.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

Page - 21

Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

Dynamic Ventures Corp and Subsidiaries
Unaudited Pro Forma Consolidating Balance Sheet
June 30, 2010

(A)	To restate equity and eliminate the Dynamic Ventures equity, and reflect the value based on Bundled Builder’s value as the ongoing entity.

Page - 22

Dynamic Ventures Corp and Subsidiaries
Unaudited Pro Forma Consolidating Statements of Operations
For the Six Months Ended June 30, 2010

(B) No adjustment for income tax expense was made due to ongoing net operating loss carry forwards.

Page - 23

EXHIBIT 10

Page - 24

Page - 25

Page - 26

Page - 27

Page - 28

Page - 29

Page - 30

Page - 31

Page - 32

Page - 33

Page - 34

Page - 35

Page - 36

Page - 37

Page - 38

Bundled Builder Solutions, Inc.
Balance Sheets as of June 30, 2010 and December 31, 2009,
Statements of Operations and Cash Flows for the
for the Periods Ended June 30, 2009 and 2010, and
Statements of Equity for the Period Ended June 30, 2010

BUNDLED BUILDER SOLUTIONS, INC.
INDEX TO FINANCIAL STATEMENTS
(unaudited)

Page - 39

BUNDLED BUILDER SOLUTIONS, INC.

BALANCE SHEETS
(unaudited)

	December 31, 2009	June 30, 2010
	(combined)	(consolidated)
ASSETS
Current Assets:
Cash and cash equivalents	$280,649	$152,748
Accounts receivable, net	301,956	422,855
Inventory	7,886	22,581
Contracts in process	39,145	105,555
Prepaid and other current assets	21,003	3,628
Total current assets	650,639	707,367
Property and Equipment, net	26,796	–
Other Long-Term Assets	26,451	–
Total Assets	$703,886	$707,367

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$18,170	$94,651
Deferred income	27,250	83,915
Royalty payable – contracts	91,940	51,124
Customer deposits	–	5,959
Note payable – related party	10,326	303,297
Total current liabilities	147,686	538,946
Total Liabilities	147,686	538,946
Equity:
Members’ capital	1,744,201	–
Common stock, 0.0001 par value, 200,000,000 shares authorized, 22,500,000 shares issued and outstanding	–	2,250
Additional paid-in capital	–	120,027
Retained (deficit) earnings	(1,188,001)	46,144
Total equity	556,200	168,421
Total Liabilities and Equity	$703,886	$707,367

Page - 40

BUNDLED BUILDER SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	For the Six Months Ended June 30,
	2009	2010
	(combined)	(consolidated)
Revenue:
Contract revenue	$1,336,174	$1,691,862
Software revenue	32,789	6,000
Total revenue	1,368,963	1,697,862

Cost of Revenue:
Cost of contract revenue	1,029,462	1,299,491
Cost of software revenue	–	–
Total cost of revenue	1,029,462	1,299,491

Gross Margin	339,501	398,371

Operating Costs:
General and administrative	667,122	325,029
Depreciation and amortization	47,617	13,686
Total operating expenses	714,739	338,715

Income (Loss) from Operations	(375,238)	59,656

Other Income (Expense)	32,961	738

Income before Taxes	(342,277)	60,394
Income tax expense	–	–

Net Income (Loss)	$(342,277)	$60,394

Page - 41

BUNDLED BUILDER SOLUTIONS, INC.

STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2010
(unaudited)

	Common Stock		Contributed Capital	Retained (Deficit) Earnings	Total
	Shares	Value

Members’ Equity Balance as of January 1, 2010 (combined)	–	$ –	$1,744,201	$(1,188,001)	$556,200

Recapitalization, including stock dividend	22,500,000	2,250	–	(2,250)	–
Reorganization	–	–	(1,176,001)	1,176,001	–
Deemed distribution	–	–	(448,173)	–	(448,173)

Net income before reorganization	–	–	–	12,000
Net income after reorganization	–	–	–	48,394
Total net income	–	–	–	60,394	60,394

Stockholders’ Equity Balance as of June 30, 2010 (consolidated)	22,500,000	$ 2,250	$ 120,027	$ 46,144	$168,421

Page - 42

BUNDLED BUILDER SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended June 30,
	2009	2010
	(combined)	(consolidated)
Cash Flows from Activities:
Net income	$(342,277)	$60,394
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,617	13,686
Changes in operating assets and liabilities:
Accounts receivable	87,638	(120,899)
Prepaid expenses and other assets	8,066	13,301
Inventory	(14,894)	(14,695)
Accounts payable	35,349	69,954
Accrued liabilities	(36,176)	(5,040)
Deferred income	84,314	56,665
Contracts in process	14,969	(66,410)
Customer deposits	22,656	5,959
Buyout payable	(30,524)	(40,816)
Net cash used in operating activities	(123,262)	(27,901)
Cash Flows from Investing Activities:
Cash distributions	–	(150,000)
Net cash used in investing activities	–	(150,000)
Cash Flows from Financing Activities:
Note payable	70,000	–
Advance (repayment) to related party	11,624	50,000
Net cash provided by financing activities	81,624	50,000
Net decrease in cash and cash equivalents	(41,638)	(127,901)
Cash and Cash Equivalents, beginning of period	219,768	280,649
Cash and Cash Equivalents, end of period	$178,130	$152,748
Supplemental Cash Flow Disclosure:
Contributed inventory for equity	$–	$120,289
Note payable to shareholder for deemed distribution	$–	$303,297
Recapitalization	$–	$22,500

Page - 43

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. Organization and Summary of Significant Accounting Policies:

Organization – Bundled Builder Solutions, Inc. (BBSI or the “Company”) was incorporated on August 29, 2008 under the laws of Delaware.  The Company was formed to provide construction services through the combination of trade contractors integrated into one organization.

Basis of Presentation – The 2009 accompanying combined financial statements include the activity for Floor Art, LLC (Floor Art) and Builder Design Center, LLC (BDC).  These companies have common ownership.  All significant intercompany accounts and transactions have been eliminated in the combination.  Floor Art’s primary business is installation of flooring.  BDC develops software for use by builders and designers.

In March 2010, Floor Art and BDC were acquired by BBSI.  All of the entities had common ownership.  The transaction was resulted in a recapitalization of Floor Art and BDC with no cost involved.  BBSI also did not acquire certain insignificant assets or pay all agreed-upon cash distributions in exchange for a note payable to the major shareholder, which resulted in a deemed distribution of $448,173.  Therefore, for financial presentation purposes, the accumulated deficits of Floor Art and BDC prior to the reorganization are being reflected as distributed capital.  Due to common ownership, this transaction resulted in the transfer of assets and liabilities to BBSI at carrying value.

The 2009 financial information is reflected as combined and the 2010 financial information is reflected as consolidated.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents – The Company considers all highly-liquid investments purchased with an original maturity of three months or less on the purchase date to be cash equivalents.

Valuation of Accounts Receivable – The Company accrues for revenue based on the completion of work.  Billings are due within 30 days. Accounts receivable are reviewed to determine which are doubtful of collection. In making the determination of the appropriate allowance for doubtful accounts, the Company considers specific accounts, analysis of accounts receivable agings, changes in customer payment terms, historical write-offs, changes in customer demand and relationships, concentrations of credit risk and customer credit worthiness. The allowance for doubtful accounts totaled $35,000, for the periods ended December 31, 2009 and June 30, 2010.

Page - 44

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

Property and Equipment – Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Upon retirement or sale, the costs of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized. Repairs and maintenance charges are expensed as incurred.  The Company recorded $47,617 and $13,680 of depreciation for the six months ended June 30, 2009 and 2010, respectively.  The Company distributed these assets to the shareholder in March as a result of the reorganization.

Inventory – Inventory consists of carpet and carpet pad which are valued at the lower of cost or market.  There was no allowance for inventory obsolescence.

Revenue Recognition – The Company derives revenue from Floor Art and BDC for their specific line of business.

The Company recognizes revenue for Floor Art in accordance with ASU 605-35-50, Accounting for Performance of Construction-Type and Certain Product-Type Contracts.  Under this rule, the Company can perform work under a fixed-price contract or a time-and-materials contract.  As these jobs are short in nature, revenue is recognized at the completion of the project.  For contracts in progress but not completed, costs incurred are accumulated until completion of the contract.  These costs consist of labor and materials.  At December 31, 2009 and June 30, 2010, costs incurred on projects in progress were $39,145 and $105,555 (unaudited), respectively.

For BDC, the Company is providing a software resource for builders and designers to use in the design center selection process.  To access the software, there is a fee billed at the beginning of the contract period which extends, generally, a period of six months.  As the billing and collection of fees are collected up front, the Company has deferred revenue for the portion of revenue received, but not earned, at year end.  For the year ended December 31, 2009 and the six months ended June 30, 2010, the Company had deferred revenue of $27,250 and $83,915 (unaudited), respectively.

Income Taxes – No provision has been made for income taxes for the six months ended June 30, 2009 since the Company was formed as a limited liability company.  The Company’s members will report the Company’s income or loss on their income tax returns for the 2009 period.  The Company was designated as an LLC through March 2010, and income taxes on profits were a liability of the members.  Accordingly, there is no 2009 provision for income taxes or income tax liability reflected in these financial statements.  No pro forma income taxes are reported as the Company has previously operated with net losses and such deferred tax benefits would have (if the Company would have been a taxable corporation) been offset by a valuation allowance loss as in the past.

Page - 45

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

In March 2010, the predecessor LLC entities were liquidated and the assets and liabilities were transferred into a C-corporation as a tax-free reorganization.  No provision has been made for income taxes as of June 30, 2010 because of anticipated offset of the operating losses of the predecessor surviving tax corporation.

Advertising Costs – Advertising costs are expensed as incurred.

Unaudited Information – The accompanying interim financial information as of June 30, 2010 and for the six month periods ended June 30, 2009 and 2010 was taken from Bundled Builder’s books and records without audit.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals), which are necessary to properly reflect the financial position of Bundled Builder as of June 30, 2010 and the results of operations for the six month periods ended June 30, 2009 and 2010.  The results of operation for the six month period ended June 30, 2010 are not necessarily indicative of those to be expected for the year ended December 31, 2010.  The results of operations for the six months ended June 30, 2010 includes three months of activity of Floor Art and BDC before BBSI’s reorganization.  The results of operations for the three months ended March 31, 2010 were:

Revenue	$909,000
Cost of revenue	(739,400)
Operating costs	(160,500)
Other income	2,900

Net income	$12,000

The balance sheet as of December 31, 2009 was derived from the audited year end balance sheet but does not include all of the required disclosures pursuant to generally accepted accounting principles.

2. Liquidity:

The Company has historically incurred losses and negative cash flows from operations.  In 2010, the Company intends to continue using its cash on hand, along with the cash flows from its operations to fund activity.  Although the Company must maintain profitable operations, the Company projects reduced levels of operating expenses in 2010 to provide adequate funding throughout 2010.

Page - 46

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)
3. Related Parties:

As a result of BBSI’s buyout of Floor Art and BDC, there was a net deemed distribution to the majority owner of $448,173.  This deemed distribution was the result of BBSI not buying all the assets of Floor Art and BDC.  In addition, the majority owner took a cash distribution of approximately $150,000 and the remaining balance due, pursuant to the reorganization, to the owner was recorded as a note payable of approximately $303,000.  The total of all items not acquired or paid out totaled $568,462.  The majority owner then contributed inventory back to BBSI for equity at the book value of $120,289.  The net deemed distribution was recorded as a reduction in equity.  As of June 30, 2010, the note payable was $303,297, had no stated interest or due date.

4. Commitments and Contingencies:

The Company leased office space under an operating lease expiring in 2018 from a related entity with common ownership.  The lease required the Company to pay all executory costs (property taxes, maintenance, and insurance).  Total rent expense paid to the related party was $108,000 for the six months ended June 30, 2009.  The lease was cancelled by the related party in December 2009.  The Company entered into a new office space lease with a non-affiliated entity which is only a month-to-month agreement.

Litigation – From time to time, the Company may be subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business activities. The Company is not currently aware of any legal proceedings or claims that will have, individually or in the aggregate, a material effect on the Company’s financial condition, results of operations or cash flows.

5. Subsequent Events:

On August 2, 2010, the Company entered into a share exchange agreement with Dynamic Ventures Corp. (Dynamic), a public entity, whereby Dynamic obtained all of the issued and outstanding shares of BBSI, in exchange for the issuance of 4,500,000 common shares of Dynamic (adjusted to 22,500,000 common shares as a result of the stock dividend).  The transactions results in BBSI becoming a wholly-owned subsidiary of Dynamic.  As a result of the share exchange, Dynamic intends to carry on the business of BBSI as the primary business.

The Company declared a 5:1 stock dividend on October 14, 2010 to stockholders of record on November 9, 2010.  The issuance date for each share issued as a stock dividend will be deemed to be the same as the issuance date of their counterpart shares consistent with how they were issued.  Likewise, the shares issued as a stock dividend will carry the same restrictions as to trading, if any, as their counterpart shares consistent with how they were issued.  As a result, the outstanding shares of the Company have been restated from 4,500,000 to 22,500,000 similar to a stock split.

Page - 47

Bundled Builder Solutions, Inc.
Combined Financial Statements
For the Years Ended December 31, 2009 and 2008

BUNDLED BUILDER SOLUTIONS, INC.

Page - 48

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Bundled Builder Solutions, Inc.
Scottsdale, Arizona

We have audited the accompanying combined balance sheets of Bundled Builder Solutions, Inc. as of December 31, 2009 and 2008, and the related combined statements of operations and changes in members’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Bundled Builder Solutions, Inc. as of December 31, 2009 and 2008 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

HEIN & ASSOCIATES LLP

Denver, Colorado
July 2, 2010, except for the reorganization in August 2, 2010, as disclosed in Note 1.

Page - 49

BUNDLED BUILDER SOLUTIONS, INC.

COMBINED BALANCE SHEETS

	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$280,649	$219,768
Accounts receivable, net	301,956	371,838
Inventory	7,886	18,433
Contracts in process	39,145	91,356
Prepaid and other current assets	21,003	47,354
Total current assets	650,639	748,749
Property and Equipment, net	26,796	105,972
Other Long-Term Assets	26,451	60,000
Total Assets	$703,886	$914,721

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$18,170	$54,534
Deferred income	27,250	6,000
Royalty payable – contracts Accrued interest, related party	91,940 –	48,793 230,213
Accrued liabilities	10,326	36,176
Total current liabilities	147,686	375,716
Note Payable, related party	–	544,700
Total Liabilities	147,686	920,416
Members’ Equity (Deficit):
Contributed capital	1,744,201	855,994
Accumulated deficit	(1,188,001)	(861,689)
Total members’ equity (deficit)	556,200	(5,695)
Total Liabilities and Members’ Equity (Deficit)	$703,886	$914,721

Page - 50

BUNDLED BUILDER SOLUTIONS, INC.

COMBINED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2009	2008

Revenue:
Contract revenue	$3,529,911	$5,862,505
Software revenue	40,639	114,603
Total revenue	3,570,550	5,977,108

Cost of Revenue:
Cost of contract revenue	2,708,041	4,144,364
Cost of software revenue	–	117,634
Total cost of revenue	2,708,041	4,261,998

Gross Margin	862,509	1,715,110

Operating Costs:
General and administrative	1,126,195	1,981,408
Depreciation and amortization	68,785	84,819
Total operating expenses	1,194,980	2,066,227

Income (Loss) from Operations	(332,471)	(351,117)

Other Income (Expense):
Rental income	17,084	7,167
Other, net	(10,925)	(121,757)
Total other income	6,159	(114,590)

Net Loss	$(326,312)	$(465,707)

Page - 51

BUNDLED BUILDER SOLUTIONS, INC.

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Contributed Capital	Accumulated Earnings	Total

Balance as of January 1, 2008	$81,071	$(395,982)	$(314,911)

Capital contributions	774,923	–	774,923
Net loss	–	(465,707)	(465,707)

Balance as of December 31, 2008	855,994	(861,689)	(5,695)

Capital contributions	888,207	–	888,207
Net loss	–	(326,312)	(326,312)

Balance as of December 31, 2009	$1,744,201	$(1,188,001)	$556,200

Page - 52

BUNDLED BUILDER SOLUTIONS, INC.

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2009	2008

Cash Flows from Activities:
Net loss	$(326,312)	$(465,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	14,366	127,503
Depreciation and amortization	68,785	84,819
Loss on sale of assets	47,116	–
Changes in operating assets and liabilities:
Accounts receivable	55,516	(138,315)
Prepaid expenses and other assets	26,351	(15,200)
Inventory	10,542	31,632
Accounts payable	(36,364)	(38,072)
Accrued liabilities	5,449	77,928
Deferred income	21,250	(33,468)
Contracts in process	52,211	3,497
Accrued distributions	(13,000)	(84,000)
Buyout payable	43,147	48,793
Net cash used in operating activities	(30,943)	(400,590)

Cash Flows from Investing Activities:
Purchases of property and equipment	(3,176)	(110,070)
Net cash used in investing activities	(3,176)	(110,070)

Cash Flows from Financing Activities:
Proceeds from line of credit Forgiveness of note payable from related party	– 100,000	– 204,300
Borrowings from related party	95,000	–
Payments on line of credit	(100,000)	–
Net cash provided by financing activities	95,000	204,300
Net increase (decrease) in cash and cash equivalents	60,881	(306,360)

Cash and Cash Equivalents, beginning of period	219,768	526,128
Cash and Cash Equivalents, end of period	$280,649	$219,768

Non-Cash Transactions:
Forgiveness of note payable from related party	$734,700	$544,700
Forgiveness of accrued interest from related party	$248,507	$230,223

Page - 53

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

6. Organization and Summary of Significant Accounting Policies:

Organization – Bundled Builder Solutions, Inc. (the “Company”) was incorporated on August 29, 2008 under the laws of Delaware.  The Company was formed to provide construction services through the combination of trade contractors integrated into one organization.

Basis of Presentation – The accompanying combined financial statements include the activity for Floor Art, LLC and Builder Design Center, LLC, which were acquired in a reorganization with a public shell entity on August 2, 2010.  Collectively these entities are referred to as the “Company.”  These companies have common ownership.  All significant intercompany accounts and transactions have been eliminated in consolidation.  Floor Art, LLC’s primary business is installation of flooring.  Builder Design Center develops software for use by builders and designers.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Principles of Combination – The combined financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents – The Company considers all highly-liquid investments purchased with an original maturity of three months or less on the purchase date to be cash equivalents.

Valuation of Accounts Receivable – The Company accrues for revenue based on the completion of work.  Billings are due within 30 days. Accounts receivable are reviewed to determine which are doubtful of collection. In making the determination of the appropriate allowance for doubtful accounts, the Company considers specific accounts, analysis of accounts receivable agings, changes in customer payment terms, historical write-offs, changes in customer demand and relationships, concentrations of credit risk and customer credit worthiness. The allowance for doubtful accounts totaled $35,000 at December 31, 2009 and 2008.  Bad debt expense during the year ended December 31, 2009 was $14,366.

Concentrations of Credit Risk and Significant Customers – The Company’s customers are U.S. customers, for which the Company performs ongoing credit evaluations but generally does not require collateral to support receivables.  For the year ended December 31, 2009, four customers accounted for 77% of revenue, respectively.  The Company does not believe that the loss of these customers would adversely affect their business.

Page - 54

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Fair Value of Financial Instruments – The Company’s financial instruments include cash equivalents, accounts receivable, accounts payable and accrued liabilities. The carrying amounts of the Company’s financial instruments approximate fair value due to their short maturities.

Property and Equipment – Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Upon retirement or sale, the costs of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized. Repairs and maintenance charges are expensed as incurred.

Inventory – Inventory consists of carpet and carpet pad which are valued at the lower of cost or market.  As of December 31, 2009 and 2008, there was no allowance for inventory obsolescence.

Long-Lived Assets – The Company evaluates potential impairment of long-lived assets, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires the Company to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company believes that long-lived assets in the accompanying balance sheet are appropriately valued at  December 31, 2009 and no impairment has been recorded.

Revenue Recognition – The Company derives revenue from Floor Art and Builder Design Center for their specific line of business.

The Company recognizes revenue for Floor Art in accordance with ASU 605-35-50, Accounting for Performance of Construction-Type and Certain Product-Type Contracts.  Under this rule, the Company can perform work under a fixed-price contract or a time-and-materials contract.  As these jobs are short in nature, revenue is recognized at the completion of the project.  For contracts in progress but not completed, costs incurred are accumulated until completion of the contract.  These costs consist of labor and materials.  At December 31, 2009 and 2008, costs incurred on projects in progress were $39,145 and $91,356 respectively.

For Builder Design Center, the Company is providing a software resource for builders and designers to use in the design center selection process.  To access the software, there is a fee billed at the beginning of the contract period which extends, generally, a period of six months.  As the billing and collection of fees are collected up front, the Company has deferred revenue for the portion of revenue received, but not earned, at year end.  For the years ended December 31, 2009 and 2008, the Company had deferred revenue of $27,250 and $6,000, respectively.

Page - 55

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Income Taxes – No provision has been made for income taxes since the Company was formed as a limited liability company.  The Company’s members will report the Company’s income or loss on their income tax returns.

The Company is designated as an LLC, and income taxes on profits are a liability of the members. Accordingly, there is no provision for income taxes or income tax liability reflected in these financial statements.

The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes.  The Company adopted this new guidance for the year ended December 31, 2009.  Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.  The Company recognized interest and penalties related to uncertain tax positions in income tax expense.  As of December 31, 2009, the Company made no provision for interest or penalties related to uncertain tax positions.  The company files income tax returns in the U.S. federal jurisdiction and Arizona.  There are currently no federal or state income tax examinations underway for these jurisdictions.  Given that the Company was newly formed in 2008, the Company is not subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2008.

Advertising Costs – Advertising costs are expensed as incurred.

Other Long Term Assets – In 2008, the Company acquired carpet pad and existing contracts from a third party for $100,000 in cash.  The acquisition agreement also allows for the seller to earn a maximum of $2.5 million based on the gross margin results on the contracts acquired plus gross margins on future jobs which they help bring to the Company.  As of December 31, 2009, $337,837 has been paid out of the total $2.5 million, and the Company has accrued $91,940.  The cost of acquisition was allocated to an intangible asset and is amortized as contracts are completed with the expense recorded to cost of goods sold.  As of December 31, 2009 the remaining asset to be amortized over the next 18 months is $26,451.

7. Liquidity:

In 2009, the Company incurred a net loss of $326,312 and it generated $30,943 of negative cash flow from operating activities and has an accumulated deficit of $1,188,001.  In 2010, the Company intends to continue using its cash on hand, along with the cash flows from its operations to fund activity.  Although they must ultimately re-achieve profitable operations, the Company projects reduced levels of operating expenses in 2010 to provide adequate funding throughout 2010.

Page - 56

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

8. Property and Equipment:

Property and equipment at December 31 consist of the following:

	2009	2008

Furniture and fixtures	$10,680	$39,730
Computer equipment and software	128,908	145,745
Vehicles Leasehold improvements	31,623 –	31,623 65,500
	171,211	282,598
Less: accumulated depreciation and amortization	(144,415)	(176,626)

Total	$26,796	$105,972

Depreciation expense was $35,236 and $44,819 for the years ended December 31, 2009 and 2008.  The Company sold certain equipment during the year ended December 31, 2009, which resulted in a loss of $47,116.  The loss is included in Other Income.

9. Combining Financial Information:

Presented below is the condensed combining information of Bundled Builder Solutions, Inc. and affiliated entities for the years ended December 31, 2009 and 2008 (see Note 1):

Condensed Combining Statement of Operations For the Fiscal Year Ended December 31, 2009

	Floor Art	Builder Design	Elimination	Total

Revenues	$3,529,911	$73,914	$(33,275)	$3,570,550
Cost of goods sold	(2,708,041)	–	–	(2,708,041)
Depreciation and amortization	(66,909)	(1,876)	–	(68,785)
General and administrative expense	(1,159,470)	(13,200)	46,475	(1,126,195)
Other income (expense)	114,402	(43)	(13,200)	101,159

Net income (loss)	$(290,107)	$58,795	$–	$(231,312)
Members’ deficit	$(385,813)	$(707,188)	$–	$(1,093,001)
Assets	$899,791	$14,930	$–	$914,721

Page - 57

BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

	Condensed Combining Statement of Operations For the Fiscal Year Ended December 31, 2008
	Floor Art	Builder Design	Elimination	Total

Revenues	$5,862,505	$150,263	$(35,660)	$5,977,108
Cost of goods sold	(4,180,024)	(117,624)	35,660	(4,261,988)
Depreciation and amortization	(83,753)	(1,066)	–	(84,819)
General and administrative expense	(1,550,938)	(444,870)	14,400	(1,981,408)
Other income (expense)	(144,835)	44,645	(14,400)	(114,590)

Net income (loss)	$(97,045)	$(368,652)	$–	$(465,697)
Members’ deficit	$760,288	$(765,983)	$–	$(5,695)
Assets	$899,791	$14,930	$–	$914,721

10. Related Parties:

The Company majority owner has loaned the Company $544,700 as of December 31, 2009.  The loans were due December 31, 2018 and bear interest at 3%.  Accrued interest incurred is $248,507.  As of December 31, 2009, the related party has forgiven the entire amount due, which is reflected as a capital contribution.  During 2009, an affiliated entity with common ownership forgave debt due of $95,000, which is also included in Capital Contributions.

11. Commitments and Contingencies:

The Company leased office space under an operating lease expiring in 2018 from a related entity with common ownership.  The lease required the Company to pay all executory costs (property taxes, maintenance, and insurance).  Total rent expense paid to the related party was $143,000 for the year ended December 31, 2009.  The lease was cancelled by the related party in December 2009 when the property was sold.  The Company entered into a new office space lease with a non-affiliated entity which is only a month-to-month agreement.

The Company entered into a line of credit on February 26, 2009 for $300,000.  The interest rate is Prime plus 1.5%, with Prime currently being 3.25%.  Maturity date of line of credit is February 26, 2010.  This line of credit has not been renewed.  As of December 31, 2009, the balance on the line of credit was $0.

Litigation – From time to time, the Company may be subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business activities. The Company is not currently aware of any legal proceedings or claims that will have, individually or in the aggregate, a material effect on the Company’s financial condition, results of operations or cash flows.

Page - 58